EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-175165 on Form S-8 and Registration Statement No. 333-178820 on Form S-3 of Primo Water Corporation of our report dated March 17, 2014, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Primo Water Corporation for the year ended December 31, 2013.

/s/ McGladrey LLP

Raleigh, North Carolina
March 17, 2014